UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2022

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Colin Gouveia as President and Chief Executive Officer and to the Board of Directors

On December 7, 2022, the Board of Directors (the “Board”) of Rogers Corporation, a Massachusetts corporation (the “Company”), appointed Colin Gouveia, Senior Vice President and General Manager of the Company’s Elastomeric Material Solutions (EMS) business unit, as President and Chief Executive Officer of the Company effective as of January 1, 2023. Mr. Gouveia was also appointed as a director of the Company, effective as of January 1, 2023, and the size of the Board will be increased to ten directors effective as of that date. As previously disclosed, Bruce Hoechner, President and Chief Executive Officer of the Company since 2011, has decided to retire effective December 31, 2022 and will remain as a member of the Board and act in an advisory capacity at the Company until March 31, 2023.
Mr. Gouveia, 59, has served as Senior Vice President and General Manager of EMS since 2019. Mr. Gouveia brings more than three decades of cross-functional experience in the specialty chemical and materials manufacturing industries. Prior to joining the Company in June 2019, Mr. Gouveia served as Vice President and General Manager of Eastman Chemical’s global Chemical Intermediates business unit from December 2014. Mr. Gouveia has also held global leadership positions with Dow Chemical Company, The Rohm and Haas Company and Imperial Chemical Industries (ICI). Mr. Gouveia received an M.B.A. from Villanova University, a B.S. in Biology from Norwich University and he served as an officer in the U.S. Army for five years. Mr. Gouveia previously served on the boards of directors of NL Industries, Inc. and Kronos Worldwide, Inc. from May 2022 to December 2022.
There is no arrangement or understanding between Mr. Gouveia and any other person pursuant to which he was selected as President and Chief Executive Officer or appointed to the Board. In addition, there are no familial relationships between Mr. Gouveia and any director or executive officer of the Company, and Mr. Gouveia has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Compensation Arrangements for Colin Gouveia
On December 8, 2022, the Compensation & Organization Committee of the Board (the “Compensation Committee”) approved the following compensation arrangements for Mr. Gouveia.
Base Salary and Cash Incentive Compensation
Mr. Gouveia will be entitled to an initial annual base salary of $770,000. He is eligible to participate in the Company’s Annual Incentive Compensation Plan (“AICP”) for the 2023 fiscal year at a target bonus of 100% of his annual base salary, which, depending on actual performance against predetermined company performance metrics, could range up to 200% of target.
Long-Term Incentive Compensation
Beginning for the 2023 fiscal year, Mr. Gouveia will be eligible to receive an annual long-term incentive grant equal to $3,300,000, which will be subject to the terms of the Rogers Corporation 2019 Long-Term Equity Incentive Plan (“LTIP”) and the applicable award agreements. 40% of the value of the annual grant will consist of time-based restricted stock units and 60% will consist of performance-based restricted stock units. The time-based restricted stock units will vest pro-rata over three years on the applicable anniversaries of the grant date and the performance-based awards will be subject to a three-year performance period and will vest in a manner consistent with the vesting provisions of the Company’s equity grants to other named executive officers.
All incentive compensation to Mr. Gouveia will be subject to the Company’s Compensation Recovery Policy, as in effect from time to time.
Severance & Other Benefits
Mr. Gouveia will continue to be entitled to participate in the Rogers Corporation Severance Plan pursuant to the Company’s standard form participation agreement, with a Severance Coverage Period (as defined in such plan) of 24 months. The Company and Mr. Gouveia plan to enter into an indemnification agreement consistent with the Company’s form of indemnification agreement.
Compensation Arrangements for Ram Mayampurath
On December 8, 2022, the Compensation Committee also approved the following compensation arrangements for Ram Mayampurath, the Company’s Senior Vice President and Chief Financial Officer.

Effective December 8, 2022, Mr. Mayampurath’s annual base salary increased to $450,000 and, beginning for the 2023 fiscal year, Mr. Mayampurath will be eligible to participate in the Company’s AICP at a target bonus of 70% of his annual base salary. Beginning for the 2023 fiscal year, Mr. Mayampurath will also be eligible to receive an annual long-term incentive grant equal to $1,215,000, which will be subject to the terms of the LTIP and the applicable award agreements.
Mr. Mayampurath will also be awarded a one-time cash award in the amount of $500,000, which Mr. Mayampurath must repay to the Company if he voluntarily resigns or if the Company terminates his employment for cause (as defined in the LTIP) within the next 12 months. Mr. Mayampurath was also awarded a one-time grant of 9,530 restricted stock units that convert to Company common stock on a one-for-one basis. 50% of the value of this one-time grant will vest on the second anniversary of the date of grant and 50% will vest on the third anniversary, in each case subject to additional terms specified in the award agreement and continued employment with the Company until the applicable vesting dates. In the event of death, disability or retirement, certain prorated vesting provisions will apply.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: December 14, 2022	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary